Exhibit 28.2

                         BIOGRAPHY OF MILLER L. MAYS III




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Miller L. Mays, III                                                DOB: 12/18/44
4 Normandy Drive                                            Married w/2 children
Kenner LA 70065


Education:
----------
Louisiana Tech University - Ruston, LA


Military:
---------
U.S.A.F.


1994 - Present   President/Director
                 Innovest Capital Sources Corporation

                 President
                 Telco Holdings Corporation
                         Joint Venture Partner with Grace Medical Billings of New Orleans.


1989 - 1992      Vice President/C.E.O.
                 JDI International Telecommunications, Inc.
                         Built an international toll system in Eastern Russia, which was sold to Midcom of Seattle.


1987 - 1991      Chairman of the Board
                 MRCS
                         Largest medical collection agency in Louisiana. Sold to partners.

                 President
                 PMF Capital, Inc.
                         Funded medical receivables. Sold to partners.


1981 - 1984
                 Vice President/Founder/Director
                 Telemarketing, Inc.
                         Long distance reseller. Sold to L.D.D.S.


1973 - 1979
                 District Manager
                 Ryder Truck Rental, Inc.